Exhibit 99.1

[ONEOK Partners Logo]	NEWS
September 25, 2007	Analyst Contact: Christy Williamson
918-588-7163
Media Contact: Tom Droege
918-588-7561

ONEOK Partners Announces Notes Offering

TULSA, Okla. - Sept. 25, 2007 - ONEOK Partners, L.P. (NYSE: OKS) today announced that it has priced an offering to sell $600 million of 30-year senior notes at a coupon of 6.85 percent. The notes will be issued under the partnership's existing shelf registration statement previously filed with the Securities and Exchange Commission.

The net proceeds, after deducting underwriting discounts and commissions and expenses, are expected to be $592.9 million. ONEOK Partners expects to use the proceeds to finance its previously announced $300 million acquisition of an interstate natural gas liquids and refined petroleum products pipeline system and related assets from a subsidiary of Kinder Morgan Energy Partners, L.P. (NYSE: KMP), which is expected to close in early October 2007. ONEOK Partners also plans to use a portion of the net proceeds to repay the debt outstanding under its $1 billion revolving credit facility.

The lead book-running managers for the offering are Wachovia Capital Markets, LLC, Greenwich Capital Markets, Inc. and UBS Securities LLC. ONEOK Partners expects the notes offering to close on Sept. 28, 2007.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A registration statement relating to the notes was previously filed with, and became effective under the rules of the U.S. Securities and Exchange Commission. ONEOK Partners offered the notes to the public by means of a prospectus and prospectus supplement, which are part of the registration statement.

A copy of the prospectus and prospectus supplement may be obtained by calling toll-free Wachovia Capital Markets, LLC at (866) 289-1262, Greenwich Capital Markets, Inc. at (866) 884-2071, or UBS Securities LLC at (888) 722-9555, ext. 1088.

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ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKS-FI

Some of the statements contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to our anticipated financial performance, management's plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraphs, the information concerning possible or assumed future results of our operations and other statements contained in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast" and other words and terms of similar meaning. You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. These risks, uncertainties and other factors are described in greater detail under Part I, Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2006, and our Quarterly Report on Form 10-Q for the period ended June 30, 2007, available on ONEOK Partners' Web site. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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